Exhibit 5.2

July 9, 2007

Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, Texas 75063

Re:
$750,000,000 aggregate principal amount of 10% Senior Notes due 2014 of Michaels Stores, Inc. issued in exchange for $750,000,000 aggregate principal amount of 10% Senior Notes due 2014 of Michael's Stores, Inc., $400,000,000 aggregate principal amount of 11 3/8% Senior Subordinated Notes due 2016 of Michaels Stores, Inc. issued in exchange for $400,000,000 aggregate principal amount of 11 3/8% Senior Subordinated Notes due 2016 of Michaels Stores, Inc. and $469,449,000 aggregate principal amount of 13% Subordinated Discount Notes due 2016 of Michaels Stores, Inc. issued in exchange for $469,449,000 aggregate principal amount of 13% Subordinated Discount Notes due 2016 of Michaels Stores, Inc.

Ladies and Gentlemen:

        We have acted as special Virginia counsel to Michaels Stores Card Services, LLC, a Virginia limited liability company (the "Guarantor"), in connection with (i) the proposed issuance by Michaels Stores, Inc., a Delaware corporation (the "Company") in exchange offers (the "Exchange Offers") of $750,000,000 aggregate principal amount of 10% Senior Notes due 2014 (the "Exchange Senior Notes"), $400,000,000 aggregate principal amount of 11 3/8% Senior Subordinated Notes due 2016 (the "Exchange Senior Subordinated Notes") and $469,449,000 aggregate principal amount of 13% Subordinated Discount Notes due 2016 (the "Exchange Subordinated Discount Notes" and, together with the Exchange Senior Notes and the Exchange Senior Subordinated Notes, the "Exchange Notes"), which are to be registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for a like principal amount of the Company's outstanding 10% Senior Notes due 2014 (the "Outstanding Senior Notes"), 11 3/8% Senior Subordinated Notes due 2016 (the "Outstanding Senior Subordinated Notes") and 13% Subordinated Discount Notes due 2016 (the "Outstanding Subordinated Discount Notes" and, together with the Outstanding Senior Notes and the Outstanding Senior Subordinated Notes, the "Outstanding Notes"), which have not been, and will not be, so registered and (ii) the guarantees of the Exchange Notes (the "Exchange Guarantees") by the Guarantor.

        The Outstanding Senior Notes have been, and the Exchange Senior Notes will be, issued pursuant to an Indenture, dated as of October 31, 2006, between the Company, the Guarantors named therein (the "Guarantors") and Wells Fargo Bank, as trustee (the "Trustee") (the "Senior Indenture"). The Outstanding Senior Subordinated Notes have been, and the Exchange Senior Subordinated Notes will be, issued pursuant to an Indenture, dated as of October 31, 2006, between the Company, the Guarantors and the Trustee (the "Senior Subordinated Indenture"). The Outstanding Subordinated Discount Notes have been, and the Exchange Subordinated Discount Notes will be, issued pursuant to an Indenture, dated as of October 31, 2006, between the Company, the Guarantors and the Trustee (the "Subordinated Discount Indenture" and, together with the Senior Indenture and the Senior Subordinated Indenture, the "Indentures"). The terms of the Exchange Guarantees are contained in the Indentures. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indentures.

        This opinion is furnished in accordance with the requirements of Item 601(b) (5) of Regulation S-K under the Securities Act.

        We have examined such documents and made such other investigation as we have deemed appropriate to render the opinions set forth below. As to matters of fact material to our opinion, we have relied, without independent verification, on representations made in the Indentures, certificates and other documents and other inquiries of officers of the Guarantor.

        The attorneys within our firm involved in the preparation of this opinion are admitted to practice law in only the Commonwealth of Virginia, and we express no opinion herein concerning any laws other than the laws of the Commonwealth of Virginia. With your permission, we express no opinion as to the securities laws of the Commonwealth of Virginia or the necessity of complying with any provision thereof. Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

        The Exchange Guarantees have been duly authorized by all necessary limited liability company action.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the registration statement on Form S-4 filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Registration Statement") for the purpose of registering the Exchange Notes and the Exchange Guarantees under the Securities Act and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Exchange Notes and the Exchange Guarantees. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                      Very truly yours,

                      /s/ TROUTMAN SANDERS LLP

                      TROUTMAN SANDERS LLP